Exhibit 99.1
NEWS RELEASE
THE BON-TON STORES, INC. ANNOUNCES AMENDED AND
RESTATED REVOLVING CREDIT FACILITY
York, PA, March 21, 2011 — The Bon-Ton Stores, Inc. (NASDAQ: BONT) today announced that it has entered into an amended and restated revolving credit facility. The $625 million, 5-year, senior secured asset-based credit facility (the “Second Amended Revolving Credit Facility”) amends the Company’s existing $675 million asset-based revolving credit facility that was scheduled to mature on June 4, 2013. Bank of America, N.A. will serve as Agent on the Second Amended Revolving Credit Facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated; GE Capital Markets, Inc.; and Wells Fargo Capital Finance, LLC are acting as Joint Lead Arrangers and Joint Book Runners; General Electric Capital Corporation and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents, Bank of America, N.A. and General Electric Capital Corporation as Co-Collateral Agents and Citizens Bank of Pennsylvania and U.S. Bank, National Association as Co-Documentation Agents on the Second Amended Revolving Credit Facility.
Borrowings under the Second Amended Revolving Credit Facility will be used for general corporate purposes. The Second Amended Revolving Credit Facility has interest rate reductions and generally favorable revisions regarding the facility requirements and financial covenant. For details, please see our Form 8-K that will be filed this week.
Keith Plowman, Executive Vice President and Chief Financial Officer, commented, “The facility was significantly overcommitted and we are very pleased with the strong level of support from our lending group of bank institutions. We believe this new facility positions the Company well for the future.”
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 275 department stores, which includes 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.
Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; the incurrence of unplanned capital expenditures; the ability to complete the amendment and restatement of our credit facility: the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.